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                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report on Form 10-K of County Bank Corp for the year ended December 31, 2003, of our report dated January 23, 2004 included in the 2003 Annual Report to the Shareholders of County Bank Corp.



/s/ PLANTE & MORAN, PLLC



PLANTE & MORAN, LLP
Auburn Hills, Michigan
March 26, 2004